Exhibit 10.1

22 - 11 - 2013

Formal Merger & Share Sale Agreement

SIGNATURE GOLD LIMITED

And

GLOBAL GOLD CONSOLIDATED RESOURCES LIMITED

And

GLOBAL GOLD CORPORATION

And

CONSOLIDATED RESOURCES ARMENIA

And

GGCR MINING LLC

And

MEGO-GOLD LLC

And

GETIK MINING COMPANY LLC

FORMAL MERGER & SHARE SALE AGREEMENT

THIS AGREEMENT is executed as of 22 November 2013

BETWEEN:

(1)

SIGNATURE GOLD LIMITED, a public company incorporated and registered in Australia with company number ACN 142 902 985 whose registered office is at Suite 1, Level 5, 71 Macquarie Street, Sydney, NSW, Australia 2000 ("Signature"); and

(2)

GLOBAL GOLD CONSOLIDATED RESOURCES LIMITED, a company incorporated and registered in Jersey with company number 109058 whose registered office is at Ogier House, The Esplanade, St Helier, Jersey JE4 9WG ( “GGCRL”);

(3)

GLOBAL GOLD CORPORATION, a corporation incorporated and registered in Delaware USA with approximately 1300 shareholders and with company federal taxpayer identification number 13-3025550 whose principal offices are at the International Corporation Center at Rye, 555 Theodore Fremd Avenue, Suite C208, Rye, New York 10580, USA (“GGC”);

(4)

CONSOLIDATED RESOURCES ARMENIA, an exempted company incorporated in the Cayman Islands with limited liability having company registration number MC-222326 whose registered office is at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“CRA”);

(5)

GGCR MINING LLC, a limited liability company incorporated in Delaware, USA with company registration number 0464364 and its registered office at 2711 Centerville Road, Suite 400, Wilmington, DE 19808, USA (“GGCRM”);

(6)

MEGO-GOLD LLC, a limited liability company incorporated in the Republic of Armenia with state registration No. 77.110.00610 and its registered office at Suite #2, 2A Tamanian Street, Yerevan, Armenia, 0009 (“Mego”);

(7)

GETIK MINING COMPANY LLC, a limited liability company incorporated in the Republic of Armenia with state registration No. 282.110.05498 whose registered office is at 1/1 Zarobian Street, Yerevan, Armenia, 0009 (“Getik”);

(each a “Party” and, together, the “Parties”)

Recitals

A.

GGC and CRA are the owners of 100% of the entire issued share capital of GGCRL; GGCRL is the owner of 100% of the interest in GGCRM; and GGCRM is the owner of the entire issued share capital of both Mego and Getik. All Parties acknowledge that on Completion of the Transaction as defined herein, the Joint Venture Agreement and related agreements underlying the relationship of GGC, CRA and GGCRL will cease to have effect and both GGCRL and CRA will thereafter be dissolved.

B.

Mego is the holder of the Toukhmanuk Mineral Mining Permit No. ShATV-29/184, expiring 5 August 2017 and the Toukhmanuk Geological Exploration Permit No. 29/136, expiring 2 July 2016 and located in the Republic of Armenia (collectively, the “Mego Tenements” and representing all of the mining and exploration permits owned by Mego).

C.

Getik is the holder of the Getik Geological Exploration Permit No. 29/035, expiring on 10 December 2013 and located in the Republic of Armenia (collectively, the “Getik Tenement” and representing all of the exploration permits owned by Getik).

D.

Signature is registered under the Corporations Act 2001 (Cth) of Australia (the “Corporations Act”) with an issued capital of A$4,528,209 and 86,652,076 shares (fully diluted) held by approximately 200 shareholders. The top 20 shareholders hold 64.4% of the issued capital.

E.

Signature holds mineral exploration licences in Queensland, Australia including the Mount Cassidy Licence; Last Chance Day Dawn Licence; Specimen Hill Licence; Maxwellton Licence; Fletcher’s Awl Licence; Outer Rim Licence; and Mosquito Hill Licence (collectively, the “Australian Tenements or “Australian Projects” together with actual expenditures attached as Exhibit A).

F.

Signature and GGCRM entered into a binding Heads of Agreement on 5 September 2013 to effect a merger and note that it was subsequently agreed that GGCRL would merge with Signature as part of this Agreement, which supersedes in all respects the Heads of Agreement.

G.

The Parties have agreed that this Merger & Share Sale is structured such that Signature acquires all of the issued shares in GGCRL from GGC and CRA (“Sale Shares”) and that Signature as a result will become the ultimate holding company and 100% owner of GGCRL following completion of the Merger & Share Sale.

H.

The Parties have agreed that Signature will obtain a Listing and quotation of its shares (including the shares to be issued to the existing GGCRL Shareholders) on the Australian Securities Exchange as soon as practically possible with due consideration for capital market conditions and the need to establish a JORC compliant resource on the Mego Tenements prior to inclusion in a prospectus. In any event, it is anticipated that Listing will be achieved by no later than 30 June 2014, failing which Signature’s Executive Directors will present to the Board an alternate strategy to provide funding and liquidity. The Parties agree that at the time of the Listing, the post-merger entity should have a balance sheet valuation of at least A$100 million.

I.

The Parties enter into this Agreement, subject to the terms and conditions herein appearing, for the purpose of effecting the transaction contemplated above and to allow the preparation of qualifying disclosure documents and an Independent Expert Report to be prepared and issued to the shareholders of Signature for consideration by them and in preparation for Signature to be admitted to the Official List of the ASX. This report will also be shared with GGCRL, GGC and CRA for information purposes only.

J.

The Parties have agreed that a Trust will be established for the benefit of existing shareholders in Signature prior to the merger. The Trust will be granted 20% of each of the tenements held by Signature immediately prior to the merger. The interest will be non-diluting until such time as a Bankable Feasibility Study is produced for a project within a tenement, at which time the interest in that project will become subject to normal pro rata funding requirements.

Operative Provisions

1.     Interpretation and Definitions

1.1     In this agreement, unless the context or subject matter otherwise requires:

Acquisition or Transaction means the acquisition by Signature of the Sale Shares from GGC and CRA.

Agreement means this Deed.

Approved Creditors means the creditors to whom the agreed Liabilities are owed.

Armenian Projects mean the Mego Tenements and Getik Tenements held by Mego and Getik, respectively, and located in the Republic of Armenia, described in Exhibit B.

ASIC means the Australian Securities and Investments Commission.

ASX means Australian Securities Exchange Limited.

Business Day means a day that is not a Saturday, Sunday or a public holiday or bank holiday in Sydney.

Company means Signature Gold Limited.

Completion means the completion of the Transaction and Complete must be construed accordingly.

Completion Date means the date of approval by Signature Shareholders that will be sought as soon as possible following execution of this Agreement by providing the required Independent Expert’s Report to shareholders for approval at a General Meeting to be called immediately following the completion of the Independent Expert’s Report and no later than 30 January 2014.

Completion Place means the offices of Signature in Sydney at 4pm Australian Eastern Standard Time on the Completion Date.

Corporations Act means the Corporations Act of Australia as applying in each of its States and Territories.

Conditions Precedent means the conditions precedent referred to in clause 8.

Conditions Subsequent means the conditions subsequent referred to in clauses 6, 7, 11, 12 and 13.

Debt means all unaudited GGCRL Group credit facilities, short-term loans payable, long-term loans payable, and notes payable for which cash was provided by the lender to one or more members of the GGCRL Group and for which there exists legally binding underlying written financing agreements. Refer to Exhibit C for Debt.

Encumbrance means any pledge, charge, lien, equity, third party right, option, right of pre-emption or any other encumbrance, priority or security interest of whatsoever nature.

GGCRL Consideration means US$80 million in consideration payable to the GGCRL Shareholders in consideration for the transfer by them of the Sale Shares to Signature.

GGCRL Group means GGCRL, GGCRM, Mego and Getik.

GGCRL Group Debt means the Debt and Liabilities of GGCRL Group to be audited prior to Shareholder Approval, an amount not to exceed US $8million and which may be settled or reimbursed in cash or equity as mutually agreed between Signature and each debtor or creditor.

GGCRL Shares means the 487,439,023 fully paid ordinary shares in the capital of Signature paid as GGCRL Consideration.

GGCRL Shareholders or Parent Companies means GGC and CRA.

Independent Expert means the independent expert or experts required by Signature to produce a report for due diligence purposes, the Explanatory Statement or the Disclosure Document satisfying, at the least, ASIC Regulatory Guide 74 and analyzing and reporting on whether the Acquisitions are “fair and reasonable’ for the purpose of consideration by Signature’s members at the Meeting so as to satisfy the requirements of item 7 of S611 of the Corporations Act.

Issue Price means the price of new Signature shares issued under this Agreement.

Joint Venture Agreement means an agreement made 27 April 2011 between GGC and CRA parties.

Liabilities means all unaudited GGCRL Group non-Debt obligations including wages payable, income taxes payable, accounts payable, and other liabilities for which there exists legally binding underlying written contractual agreements within the GGCRL Group including validated employment contracts, vendor contracts, tax and associated invoices.  Refer to Exhibit D for Liabilities.

Listing means the ASX public listing of Signature shares.

Meeting means a duly constituted general meeting of the shareholders of Signature to be convened and held in accordance with the terms set out in this Agreement in order to consider and approve the resolutions required by the Meeting Documents.

Meeting Documents means all those documents required for submission by Signature to its members at the proposed Meeting to consider the Acquisitions, including such independent experts’ reports as satisfy Signature’s compliance obligations in respect particularly to item 7 of S611 of the Corporations Act.

(a)	The report of the Independent Expert;

(b)	Notice of Meeting; and

(c)	Explanatory Memorandum.

Mining Subsidiaries means Mego and Getik.

New Appointments and Retirements of Directors means the reconstitution of the board of directors of Signature following the Meeting and the approval of the Acquisition whereby it is agreed that Signature will maintain a five member board of directors. John Hewson, Peter Prentice and Bruce Fulton shall resign as directors leaving Brett Boynton and A. Anthony McLellan as directors of Signature and, subject to standard vetting of potential directors prior to appointment in line with ASX corporate governance guidelines, Van Krikorian, David Premraj and Ian Hague shall be appointed as directors following the Meeting for the approval of the Acquisition. Following Completion the newly constituted board of directors of the Company shall put in place the management team of the Company with executive employment agreement terms and conditions based on prevailing market standards and subject to standard vetting procedures appointments will include Van Krikorian as CEO / Executive Director and Brett Boynton as Managing Director.

Share means an ordinary share in the capital of Signature and Shareholder and Shareholding must be construed accordingly.

Signature means Signature Gold Limited, which is proposed to be renamed “Global Signature Gold Limited” at Completion.

Signature Shares mean fully paid ordinary shares of Signature.

Signature Acquisition Shares means so many shares at the Issue Price as equals the GGCRL Consideration.

Signature Acquisition Shares Distribution means the proportional distribution of the Signature Acquisition Shares between the GGCRL Shareholders.

Transaction Costs means the proper and reasonable:

(a)	Professional fees of all lawyers, accountants, experts and other appointments in relation to the Transactions or the Meeting; and

(b)	Disbursements and out of pocket expenses incurred in respect to the negotiation, recording and execution of the Transaction.

Transaction Documents means:

(a)	The Agreement;

(b)	The minutes, consents and resignations and other acts and documents necessary to effect the full operation of this Agreement; and

(c)	Such other documents as the Parties deem as being desirable for the purpose of completing the Transactions.

2.	Binding Document

2.1.	This Agreement sets out the terms of a binding agreement for Signature and GGCRL to merge and for Signature to acquire the Sale Shares from GGC and CRA on the terms and conditions of this Agreement.

3.	Sale and Purchase

3.1.	Signature will acquire and GGC and CRA will transfer to Signature all the Sale Shares, free of encumbrances except as disclosed, for the consideration set out in Clause 4.

4.	Purchase Price and Consideration

4.1.	The Parties have agreed that the Purchase Price for the acquisition of the Sale Shares is US$80,000,000 (the “GGCRL Consideration”) and that the pre-merger valuation of Signature is A$15,000,000.

4.2.	The GGCRL Consideration is to be satisfied by an issue of 487,439,023 fully paid ordinary shares in the capital of Signature (“Signature Shares”).

4.3.

GGCRL will determine and disclose to Signature their proposed designated recipients of the Signature Shares prior to Completion. The composition of the Signature shareholder base must be suitable for the Listing and acceptable to the ASX.

4.4.

To effectuate and replace the substance of the “Remaining Consideration” provisions of the joint venture agreement between GGC and CRA, CRA will prior to Completion provide or cause to be provided through a suitable counterparty, a put option to GGC on Signature Shares with the following features.

a)	30 day put option over 59,000,000 shares

b)	Exercisable at any time over the 30 days prior to the Expiration date in whole or in part

c)	Expiration date 30 days after IPO

d)	Price of $0.1731, equal to the Issue Price under this Agreement.

e)	Settlement within 7 days of exercise

f)	Counterparty security to be demonstrated prior to and at IPO

g)	Option administration and settlement to be managed by a Signature approved party

4.5.

GGC will make a pro-rata in-specie distribution of not less than 75% of GGC’s holding in Global Signature Gold, net of any sales made under Clause 4.4, to the GGC Shareholders on record (based on the record date set by the GGC board of directors) within 30 days of the expiration date of the option above. The parties acknowledge and agree as a result of this in-specie distribution, Signature may be subject to registration pursuant to rule 12g 3-2 under the Exchange Act pursuant to Form 8(a) and could be required to file United States Securities Act reports. The Parties further agree to cooperate in order to qualify this distribution as a tax-free reorganization for GGC shareholders.

4.6.	Notwithstanding any other restrictions the ASX may enforce on the GGCRL Shares, GGC and CRA will voluntarily escrow all GGCRL Shares for 60 days following the IPO.

5.	Shareholder Meeting of Signature

5.1.

The Parties understand that pursuant to the requirement of the Corporations Act the shareholders of Signature will need to approve the Transaction since it results in a change of control of Signature. Consequentially, an independent expert report will be required which among other things will require an assessment and valuation of both the Armenian Projects and the Australian Projects.

5.2.

To this end, subject to shareholder approval at a duly constituted meeting by Signature’s shareholders and statutory compliance, the GGCRL Shareholders propose to transfer the Sale Shares to Signature and to facilitate the acquisition of the Sale Shares by Signature.

5.3.	Concurrently with the transfers of the Sale Shares to Signature, Signature will be obligated to pay and satisfy the GGCRL Consideration.

5.4.	Subject to Signature’s shareholders approving the same at a duly constituted general meeting, Signature will:

a)	Approve payment and satisfaction of the GGCRL Consideration;

b)	Approve the issue of the Signature Shares to the GGCRL Shareholders;

c)	Approve the New Appointments and Retirements of Directors; and

d)	Approve the change in name of the Company to Global Signature Gold; and

e)	Approve any other matter required by this Agreement.

6.	GGCRL Group Debt

6.1.

The Parties have agreed that all outstanding GGCRL Group Debt will be audited and agreed then assumed by Signature Gold as part of this merger transaction. GGCRL Group Debt is preliminarily estimated to be less than US $8 million. The assumption by Signature Gold of the audited Debt and Liabilities of the GGCRL Group is capped at US $8 million and will only occur following satisfactory audit and acceptance by Signature Gold. Following the assumption of any Debt and Liabilities of GGCRL Group by Signature Gold, each lender, vendor, creditor, and employee will have the option of converting their respective Debt and Liabilities into common shares in Signature Gold at the Issue Price. A repayment schedule of all debt remaining following any conversion elections will be determined once the audit is complete and a reasonable period, not to exceed 30 days, has been allowed for the election of conversions.

6.2.

Following Completion, the parties shall work to remove GGC as a guarantor of the debt facility established on 5 July 2013 with Industrial Minerals and the facility established with Arm Business Bank (ABB) of Armenia.

7.	Joint Operating Committee

7.1.	The Parties agree that a Joint Operating Committee will be formed that will be governed by a mutually agreed committee charter which will detail authority delegated by the Board.

7.2.

The Committee will be comprised of four members appointed by the Board, with initial appointees being Van Krikorian, Prem Premraj, Peter Prentice and Brett Boynton. In the event that a member of the committee can no longer participate, the Board will with due consideration for the skills required, source and appoint an appropriate replacement subject to the mutual agreement of all members of the Board. The Joint Operating Committee will be responsible for the management of Signature from Completion up until the time of Listing or an earlier date agreed by all members of the committee.

7.3.

The Committee will operate on a consensus basis with agreement required from all committee members prior to any expenditure, debt or any encumbrance on the Company being incurred except as in the ordinary course of business and under an agreed budget and for payments that are required for regulatory reasons or by law, which shall not be subject to consensus.

8.	Conditions Precedent

8.1.	The obligations of the Parties are subject to and conditional upon the fulfilment of the following conditions, each of which is a Condition Precedent to Completion:

a)

The audit of the GGCRL Group to be carried out by RBSM New York or an independent auditor from a first or second tier accounting firm to be agreed between Signature and GGCRL. The auditor or auditors must be retained on the basis that their audit certificate will be relied upon by the Independent Expert, must satisfy appropriate international accounting/audit standards and must be prepared responsively to discuss the accounts of and the audit of GGCRL and its subsidiaries with Signature as acquirer and the GCCRL Shareholders as responsible parties.

b)

As required, GGC and GGCRL will obtain and provide written confirmation of the consent to the Transaction from the parties to the July 5, 2013 Toukhmanuk Mine Operating, Debt Facilities, Share Option and related agreements or, alternatively, the Parties negotiating the termination of these agreements and the release of all associated guaranty and security interests;

c)	As required, GGC and GGCRL obtaining and providing written confirmation of the consent to the Transaction from ABB Bank in Armenia;

d)

The Parties obtaining and providing written confirmation of all required regulatory, board and shareholder approvals for the execution, implementation and completion of this Agreement and the Transaction;

e)	The Parties obtaining all necessary approvals to effect the distribution of the Signature Shares concurrently with or immediately after their issuance on the Completion Date;

f)

The Parties negotiating the replacement, execution or the termination of the July 5, 2013 option agreement between GGCRL and Jacero Holdings Limited granting a 10% option to Jacero Holdings Limited in GGCRL or Mego;

g)

On Completion, both GGC and GGCRL will do everything required to ensure and warrant the ownership by GGCRL of Mego and Getik is perfected and the title over the Toukmanuk Tenements and Getik Tenements is unencumbered except as acknowledged in this agreement. Title will be certified by Armenian counsel appointed by Signature;

h)

Written agreement between GGCRL, CRA and Signature providing for Signature to assume all of CRA’s outstanding convertible notes together with its agreement to effect a conversion immediately following Completion of the convertible notes into ordinary shares of Signature at the Issue Price that will also have the effect of releasing all CRA guaranty and security interests under the convertible note instrument.

8.2.	Each Party shall:

a)	Provide reasonable assistance to each other Party in connection with the respective obligations of each Party;

b)	Keep the other parties fully informed as to the progress towards satisfaction of the Conditions, and

c)	Notify the other parties in writing immediately upon becoming aware of the occurrence that would constitute a Prescribed Occurrence (within the meaning of the Corporations Act).

8.3.

If any Condition is not fulfilled or waived in writing by one or more benefiting Party prior to the Completion Date, and the Completion Date is not extended by the Parties, and any of Signature, GGCRL, GGC or CRA decides do not proceed to complete the Transaction then:

(a)	This Agreement shall cease and terminate;

(b)

No Party will have any obligation to any other Party hereunder except in respect of any liability for any breach of its obligations under this Agreement that accrued prior to the date of termination; and

(c)

Subject to each Party having complied with its respective obligations hereunder, no Party shall be liable to reimburse any other in respect of the Transaction Costs except to the extent that Signature must, by force of the terms of this Agreement, meet such expenses on or after Completion occurs.

9.	Compliance with Licence Terms

9.1.	The Parties confirm that the merged entity shall comply with all applicable regulatory and licence terms and good governance provisions.

10.	Completion

10.1.	Subject to satisfaction of the Conditions, Completion will occur at 4pm on the Completion Date at the Completion Place.

10.2.	At Completion at least the following is to occur, namely the:

(a)	Payment of the GGCRL Consideration and satisfaction of such payment by the allotment and issue of the Signature Acquisition Shares according to the Signature Acquisition Shares Distribution;

(b)	Transfer by GGC and CRA of their respective shares in GGCRL to Signature;

(c)	Signature shall procure that each of its Directors, who resigns, covenants and agrees that he has no claim against Signature for unpaid or accrued emoluments or out of pocket expenses (or otherwise);

(d)

GGCRL shall procure that each Director of a GGCRL Group company who resigns, covenants and agrees that he has no claim against any member of the GGCRL Group or against GGC or CRA for unpaid or accrued emoluments or out of pocket expenses (or otherwise);

(e)	The certification of no default in any representations or warranties.

11.	GGC Management Contract

11.1.

At Completion, a Management Contract will be executed between Signature and GGC, for ongoing administrative support of Signature by GGC in return for sharing certain GGC overheads in the USA and Armenia.

11.2.	The Operating Committee will assign responsibilities and services to be delivered under the contract.

11.3.	The Management Contract will remain in place until the earlier of the IPO or a mutually agreed date.

11.4.	Remuneration for the services will be on a mutually agreed cost recovery basis.

12.	CRA Investment Exit and Dissolution

12.1.

Following the full and satisfactory exit of the GGCRL investment by CRA through the completion of this merger, conversion of the convertible notes under clause 8.1(h), completion of any transactions under the option agreement in clause 4.4 and distribution of all holdings to the CRA shareholders and designated beneficiaries, CRA will seek to be dissolved as soon as practicably possible.

13.	Dissolution of GGCRL

13.1.	The parties have agreed that as soon as practicable after Completion GGCRL will be dissolved.

14.	ASX Listing

14.1.	The Parties have agreed that Signature will seek a listing and quotation of its shares (including the shares to be issued to the GGCRL Shareholders) on the ASX.

14.2.	The Parties agree that at the time of listing the post-merger entity should have a balance sheet valuation of at least A$ 100 million.

15.	Representations and Warranties of Signature

15.1.

Signature represents and warrants to the GGCRL Shareholders that unless required or contemplated by this Agreement, without the prior written consent of the GGCRL Shareholders, it will not prior to the Completion Date:

a)	Incur or enter into any Material Commitment;

b)	Allot or issue or agree to allot or issue any share or loan capital or any security or option convertible or exercisable into any share or loan capital or agree to do any such thing;

c)	Declare or pay any dividend or make any other distribution of its assets or profits or agree to do any such thing;

d)	Alter or agree to alter its constitution; or

e)

Pass any ordinary or special resolution other than in respect of ordinary business at the Meeting and agrees to comply with its future ASX and Corporate compliance obligations by holding such Meeting with proper accounts.

15.2.

Signature represents and warrants to the GGCRL Shareholders that it has not agreed to do any of the things referred to in clause 15.1 which remains to be completed or done after the date of this Agreement and there are no (and at Completion there will) not be any other extant claims against Signature save those arising under a Transaction and then within the contemplation of this Agreement.

15.3.	Signature represents and warrants to the GGCRL Shareholders that it has made full, true, and plain disclosure of all material facts which:

(a)	Would or might affect the decision of the GGCRL Shareholders or either of them to complete the Transaction;

(b)	Is material to be known by a potential purchaser for the value of shares in Signature;

(c)	Could reasonably be expected to be relevant to the decision of a potential purchaser of the shares in Signature to purchase shares in Signature or to the terms of such purchase.

15.4.	The representations and warranties in clauses 15.1 to 15.3 are deemed to be repeated by Signature immediately prior to Completion.

15.5.

Signature must give notice to the GGCRL Shareholders of the occurrence of any event prior to the Completion Date that would render any of the representations or warranties in either of clauses 15.1 and 15.2 inaccurate at the time given or to be repeated at Completion.

16.	Representations and Warranties of the GGCRL Group and Parent Companies.

16.1.

The GGCRL Group and Parent Companies represents and warrants to Signature that unless required or contemplated by this Agreement, without the prior written consent of Signature, it will not prior to the Completion Date:

(a)	Incur or enter into any Material Commitment;

(b)	Allot or issue or agree to allot or issue any share or loan capital or any security or option convertible or exercisable 'into any share or loan capital or agree to do any such thing;

(c)	Declare or pay any dividend or make any other distribution of its assets or profits or agree to do any such thing;

(d)	Alter or agree to alter its constitution;

(e)	Permit any member of the GGCRL Group to do any of the things set out in the preceding four paragraphs.

16.2.

The GGCRL Group and Parent Companies represents and warrants to Signature that (except as disclosed) neither it, nor any member of the GGCRL Group and Parent Companies, has agreed to do any of the things referred to in clause 16.1 which remains to be completed or done after the date of this Agreement and there are no (and at Completion there will not be any) other extant claims against any member of the GGCRL Group and Parent Companies save those arising under the Transaction and then within the contemplation of this Agreement.

16.3.

The GGCRL Group and Parent Companies represents and warrants to Signature that by completion of the GGCRL audit it will to the best of its knowledge have made full, true, and plain disclosure of all material facts which:

(a)	Would or might affect the decision of Signature to complete the Transactions;

(b)	Is material to be known by a potential purchaser for value of shares in GGCRL;

(c)	Could reasonably be expected to be relevant to the decision of a potential purchaser of the shares in GGCRL to purchase shares in GGCRL or to the terms of such purchase.

16.4.	The representations and warranties in clauses 16.1 to 16.3 are deemed to be repeated by the GGCRL Group immediately prior to Completion.

16.5.

GGCRL must give notice to Signature of the occurrence of any event prior to the Completion Date that would render any of the representations or warranties in either of clauses 16.1 and 16.2 inaccurate at the time given or to be repeated at Completion.

16.6.

Each of GGCRL, the GGCRL Shareholders, and Signature must disclose in a disclosure letter to each of the others all its information and belief respecting matters which would, if known to such other parties adversely affect the price each such other party may have been willing to pay or take under the Transaction. Such disclosure letter to be provided by each party within 14 days of the date hereof.

17.	Equitable Relief

17.1.

The Parties agree that an award of damages in respect of any breach or anticipatory breach of this Agreement will not provide an adequate remedy and consequently that specific performance is expressly contemplated by the Parties as being an appropriate form of equitable remedy for any such breach.

18.	Access

18.1.

The Parties must allow their employees, agents and representatives reasonable access to the books and records of one another and to the Tenements at all reasonable times before Completion to enable them to become familiar with the business and the affairs of one another, to investigate the accuracy of the Warranties and conduct due diligence investigations.

19.	Confidentiality

19.1.

No Party will make any public announcement regarding the Sale and Merger transaction, except with the written consent of the Parties (which must be given or refused acting reasonably and within a reasonable time), or as required by law. The Parties acknowledge that this Agreement will be disclosed in GGC’s SEC filings.

20.	Amendment

20.1.	No amendment to this Agreement will be effective unless it is in writing executed by the Parties.

21.	Further Assurances

21.1.

Each Party agrees, at its own expense, on the written request of any other Party, to do everything reasonably necessary to give effect to this Agreement and the Transaction and to use all reasonable endeavours to cause relevant third parties to do likewise.

22.	Costs and Stamp Duty

22.1.	Unless otherwise provided in this Agreement each Party shall pay their own costs of, and incidental to:

(a)	The preparation and execution of this Agreement;

(b)	Its obligations herein; and

(c)	Its accounting and audit.

22.2.	Any stamp duty payable on or in connection with the Transactions, the Transaction Documents or this Agreement shall be paid by Signature.

23.	Assignment

23.1.	No Party may assign its rights or its obligations under this Agreement without the written consent of each other Party.

24.	Severability

24.1.

If any provision of this Agreement is prohibited or unenforceable in any jurisdiction it is ineffective only as to that jurisdiction and to the extent and duration of the prohibition or unenforceability and that does not invalidate the remaining provisions of this Agreement nor affect the validity or enforceability of that provision in any other jurisdiction.

25.	No Partnership

25.1.	Unless expressly provided to the contrary, this Agreement shall not be construed as creating any partnership or agency relationship between the Parties.

26.	Non Merger

26.1.	None of the provisions of this Agreement shall merge on Completion but shall endure after the Completion Date.

27.	Waiver

27.1.	The failure of a Party to enforce at any time any provision of this Agreement shall not be construed as a waiver of such provision nor of the right of that Party to enforce such provision.

27.2.	A provision of, or a right created under, this Agreement may not be:

(a)	Waived except in writing signed by the Party granting the waiver; or

(b)	Varied except in writing signed by the Parties

28.	Entire Agreement

28.1.	This Agreement supersedes all prior agreements with respect to its subject matter and constitutes the entire agreement between the Parties.

29.	Interpretation

29.1.	In this Agreement except to the extent that the context otherwise requires:

(a)	All references to currency are to the currency of Australia unless otherwise specified;

(b)	References to clauses, schedules and Exhibits, are to the clauses, schedules and Exhibits of this Agreement;

(c)	Headings in this Agreement are for ease of reference only and do not affect the meaning of the clauses they introduce;

(d)

References to any legislation or to any provision of any legislation include any modification or re-enactment of, or any legislative provision substituted for, and all statutory instruments issued under, such legislation or such provision;

(e)	Words denoting the singular include the plural and vice versa;

(f)	Words denoting individuals include corporations and vice versa;

(g)	Words denoting any gender include all genders;

(h)	References to any document or agreement (including this Agreement) include references to such document or agreement as amended, novated, supplemented or replaced from time to time;

(i)	References to any Party to this Agreement or any Party to any other document or agreement include its successors or permitted assigns;

(j)	"Writing" and cognate expressions include all means of reproducing words in a tangible and permanently visible form; and

(k)	The meaning of general words is not limited by specific examples introduced by including “or for example’ or similar expression.

30.	Signatory

30.1.

Each Party, and each person signing this Agreement on behalf of a Party (Signatory), warrants and represents in favour of each other Party that each Signatory of that Party is authorised to execute this Agreement on behalf of the Party, and this Agreement as so executed is a binding and enforceable obligation of the Party in each place where the Party is established or registered or carries on business.

EXECUTED AS A DEED

Executed by
Signature Gold Limited by:

Brett Boynton	Peter Prentice
Director	Director

Executed by
Global Gold Consolidated Resources Limited by:

Van Krikorian	Caralapati Premraj
Director	Director

Executed by
Global Gold Corporation by:

Van Krikorian
Director

Executed by
Consolidated Resources Armenia

Jeff Marvin
Authorised Signatory

Executed by
GGCR Mining LLC by:

Van Krikorian	Caralapati Premraj
Manager	Manager

Executed by
Mego-Gold LLC by:

Ashot Boghossian
Director

Executed by
Getik Mining Company LLC by:

Ashot Boghossian
Director

EXHIBIT A: Austrailian Projects

Tenement Summary			Actual Expenditure
Project Names	Expiry Date	Status	2012/2013
Rockhampton Project
EPM15067	11-Jul-15	Compliant	$289,243
EPM25114	N/A	Conditionally Approved - Awaiting Advertising	$-
Biloela Project
EPM18350	25-Mar-16	Compliant	$114,042
EPM19506	1-Jul-15	Compliant	$135,316
MDL313	30-Sep-13	Renewal Lodged	$77,265
EPM25298	N/A	Conditionally Approved - Awaiting Advertising	$-
Clermont Project
EPM17094	9-Sep-14	Compliant	$208,890
EPM18488	11-Oct-13	Renewal Lodged	$164,145
EPM19337	5-Feb-17	Compliant	$88,396
Mackay Project
EPM19440	19-Aug-15	Compliant	$83,326
		Total Expenditure	$1,160,623

EXHIBIT B: Armenian Project Licenses

Ձև N 1

ՀԱՅԱՍՏԱՆԻ ՀԱՆՐԱՊԵՏՈՒԹՅՈՒՆ

ԷՆԵՐԳԵՏԻԿԱՅԻ ԵՎ ԲՆԱԿԱՆ ՊԱՇԱՐՆԵՐԻ ՆԱԽԱՐԱՐՈՒԹՅՈՒՆ

ՕԳՏԱԿԱՐ ՀԱՆԱԾՈՆԵՐԻ ԱՐԴՅՈՒՆԱՀԱՆՄԱՆ ՆՊԱՏԱԿՈՎ ԵՐԿՐԱԲԱՆԱԿԱՆ ՈՒՍՈՒՄՆԱՍԻՐՈՒԹՅԱՆ ԹՈՒՅԼՏՎՈՒԹՅՈՒՆ ԹԻՎ ԵՀԹ-29/136

Տալու տարեթիվը, ամիսը, ամսաթիվը 2012թ-ի հուլիսի 2-ի

Գործողության ժամկետը 02.07.2012թ-ից 02.07.2016թ մինչև 3 տարի

Ընդերքօգտագործողի անվանումը և գտնվելու վայրը <ՄԵԳՈ ԳՈԼԴ> ՍՊԸ

Երևան, Թամանյան 2ա շենք, բն. 2

Ընդերքօգտագործողի պետական գրանցման վկայականի համարը և ամսաթիվը 02 Ա049152 11. 12. 2000թ

Օգտակար հանածոյի(հանածոների) անվանումը ոսկի

Ընդերքի տեղամասի ծայրակետերի կոորդինատները և մակերեսը՝ 1.x=4501580 y=8444500, 2.x=4504350 y=8447800 3.x=4502700 y=8450000, 4.x=4504050 y= 8451850 5.x=4503250 y=8452250, 6.x=4503000 y=8453950, 7.x=4502500 y=8453900 8.x=4500525 y=8453380, 9.x=4499730 y=8453950, 10.x=4498000 y=8455000, 11.x=4498000 y=8452500, 12.x=4497000 y=8450650, 13.x=4497000 y=8448370, 14.x=4497900 y=8448700, 15.x=4498200 y=8447550, 16.x=4497000 y=8446100, 17.x=4497000 y=8444400, 18.x=4499000 y=8444400, 19.x=4501750 y=8445650, բացառությամբ՝ թիվ ԼՎ-184 լեռնահատկացման ակտով <Մեգո գոլդ> ՍՊ ընկերությանը տրամադրված Թուխմանուկի ոսկու հանքավայրի տարածքի:

Տեղամասի մակերեսը կազմում է՝ 5380 *հա.*

Երկրաբանական ուսումնասիրության նպատակը

Կից ներկայացված են՝

ՀՀ Արագածոտնի մարզի Թուխմանուկի հանքային դաշտի երևակումում երկրաբանական ուսումնասիրություն

Երկրաբանական ուսումնասիրության ծրագիրը

(աշխատանքային ծրագրի անվանումը)

Պ-136

Երկրաբանական ուսումնասիրության պայմանագիրը

(համարը, կնքման տարեթիվ, ամիսը, ամսաթիվը)

ՀՀ ԷՆԵՐԳԵՏԻԿԱՅԻ ԵՎ ԲՆԱԿԱՆ ՊԱՇԱՐՆԵՐԻ ՆԱԽԱՐԱՐ

ԱՐՄԵՆ ՄՈՎՍԻՍՅԱՆ

Կ.Տ.

UNOFFICIAL TRANSLATION

REPUBLIC OF ARMENIA

MINISTRY OF ENERGY AND NATURAL RESOURCES

GEOLOGICAL EXPLORATION PERMIT FOR THE PURPOSES OF MINERALS USE

Date of Issuance:	July 2nd, 2013
Term:	from July 2nd, 2013 until July 2nd, 2016, up to three years
Name of the Mine User, Location:	Mego Gold, LLC, Tamanyan 2a/2, Yerevan
State Registration # and Date:	02 Ա049152, December 11, 2000
Mineral:	Gold

Coordinates and area of the property:

1.X=4501580 Y=8444500, 2.X=4504350 Y=8447800,
3.X=4502700 Y=8450000, 4.X=4504050 Y=8451850,
5.X=4503250 Y=8452250, 6.X=4503000 Y=8453950,
7.X=4502500 Y=8453900, 8.X=4500525 Y=8453380,
9.X=4499730 Y=8453950, 10.X=4498000 Y=8455000,
11.X=4498000 Y=8452500, 12.X=4497000 Y=8450650,
13.X=4497000 Y=8448370, 14.X=4497900 Y=8448700,
15.X=4498200 Y=8447550, 16.X=4497000 Y=8446100,
17.X=4497000 Y=8444400, 18.X=4499000 Y=8444400,
19.X=4501750 Y=8445650

except the mining area of Toukhmanuk provided to Mego Gold, LLC under mining area act # ԼՎ-184

Property area: 5,380 hectares

Purpose of geological exploration:

Attached:

ՁԵ N 1

ՀԱՅԱՍՏԱՆԻ ՀԱՆՐԱՊԵՏՈՒԹՅՈՒՆ

ԷՆԵՐԳԵՏԻԿԱՅԻ ԵՎ ԲՆԱԿԱՆ ՊԱՇԱՐՆԵՐԻ ՆԱԽԱՐԱՐՈՒԹՅՈՒՆ

ՕԳՏԱԿԱՐ ՀԱՆԱԾՈՆԵՐԻ ԱՐԴՅՈՒՆԱՀԱՆՄԱՆ
ՆՊԱՏԱԿՈՎ ԵՐԿՐԱԲԱՆԱԿԱՆ ՈՒՍՈՒՄՆԱՍԻՐՈՒԹՅԱՆ
ԹՈՒՅԼՏՎՈՒԹՅՈՒՆ ԹԻՎ ԷՀԹվ-29/035 /նախկին թիվ 86/

Տալու տարեթիվը, ամիսը, ամսաթիվը --

2008 թ-ի դեկտեմբերի 10-ից մինչև 2013 թ-ի դեկտեմբերի 10-ը

Գործողության ժամկետը --

<ԳԵՏԻԿ ՄԱՅՆԻՆԳ ՔՈՄՓԱՆԻ> ՍՊԸ

Ընդերքօգտագործողի անվանումը և գտնվելու վայրը --

Երևան, Չարուքյան փող. 1/1

03Ա 071601 05.05.2006թ

Ընդերքօգտագործողի պետական գրանցման --

վկայականի համարը և ամսաթիվը

գունավոր մետաղներ

Օգտակար հանածոյի(հանածոների) անվանումը --

Ընդերքի տեղամասի ծայրակետերի
կոորդինատները և մակերեսը

1. Այգուտի հանքերևակում՝ 1.X=4507000 Y=8516000, 2.X=4507000 Y=8517000, 3.X=4504750 Y=8517000, 4.X=4504950 Y=8516000.
2. Տեղամասի մակերեսը կազմում է՝ 215 հա / երկու հարյուր տասնհինգ հա/

Երկրաբանական ուսումնասիրության նպատակը --

Կից ներկայացված են՝

ՀՀ Գեղարքունիքի մարզի Գետիկ գետի միջին հոսանքի
ավազանի <Ամրոցի> ոսկու և <Այգուտի> պղնձի
հանքերևակումների 2008-2012թթ ընթացքում կատարվելիք
երկրաբանահետախուզական աշխատանքներ

Երկրաբանական ուսումնասիրության ծրագիրը --

(աշխատանքային ծրագրի անվանումը)

Երկրաբանական ուսումնասիրության պայմանագիրը ԹՎ-035 --

(համարը, կնքման վայրը, ամիսը,ամսաթիվը)

ՀՀ ԷՆԵՐԳԵՏԻԿԱՅԻ ԵՎ ԲՆԱԿԱՆ
ՊԱՇԱՐՆԵՐԻ ՆԱԽԱՐԱՐ

ԱՐՄԵՆ ՄՈՎՍԻՍՅԱՆ

Կ.Տ.

Ձև N 1

ՀԱՅԱՍՏԱՆԻ ՀԱՆՐԱՊԵՏՈՒԹՅՈՒՆ

ԷՆԵՐԳԵՏԻԿԱՅԻ ԵՎ ԲՆԱԿԱՆ ՊԱՇԱՐՆԵՐԻ ՆԱԽԱՐԱՐՈՒԹՅՈՒՆ

ՕԳՏԱԿԱՐ ՀԱՆԱԾՈՆԵՐԻ ԱՐԴՅՈՒՆԱՀԱՆՄԱՆ ՆՊԱՏԱԿՈՎ ԵՐԿՐԱԲԱՆԱԿԱՆ ՈՒՍՈՒՄՆԱՍԻՐՈՒԹՅԱՆ ԹՈՒՅԼՏՎՈՒԹՅՈՒՆ ԹԻՎ ԵՀԹվ 29/034 /նախկին թիվ 85/

Տալու տարեթիվը, ամիսը, ամսաթիվը---------------- 2012 թ-ի մայիսի 22-ը

Գործողության ժամկետը---------- 2008 թ-ի դեկտեմբերի 10-ից մինչև 2013 թ-ի դեկտեմբերի 10-ը

Ընդերքօգտագործողի անվանումը և գտնվելու վայրը---------------- <ԳԵՏԻԿ ՄԱՅՆԻՆԳ ՔՈՄՓԱՆԻ> ՍՊԸ

Երևան, Զարոբյան փող 1/1

Ընդերքօգտագործողի պետական գրանցման վկայականի համարը և ամսաթիվը 03Ա 071601 05.05.2006թ

Օգտակար հանածոյի(հանածոների) անվանումը -------------------- ազնիվ մետաղներ

Ընդերքի տեղամասի հայրակետերի կոորդինատները և մակերեսը

1. X=4507000 Y=8517000, 2.X=4507000 Y=8525000, 3.X=4503000 Y=8525000 , 4.X=4503000 Y=8522000, 5.X=4504350 Y=8521350, 6.X=4504450 Y=8520850, 7.X=4504350 Y=8520350, 8.X=4504125 Y=8520250, 9.X=4504000 Y=8519650, 10.X=4504350 Y=8519000, 11.X=4504750 Y=8517000.
2. Տեղամասի մակերեսը կազմում է՝ 2554 հա / երկու հազար հինգ հարյուր հիսունչորս հա/

Երկրաբանական ուսումնասիրության նպատակը ------------------------------------

Կից ներկայացված են՝

Երկրաբանական ուսումնասիրության ծրագիրը ՀՀ Գեղարքունիքի մարզի Գետիկ գետի միջին հոսանքի ավազանի <Ամրոցի> ոսկու և <Այգուտի> պղնձի հանքերևակումների 2008 2013թթ ընթացքում կատարվելիք երկրաբանահետախուզական աշխատանքներ

(աշխատանքային ծրագրի անվանումը)

Երկրաբանական ուսումնասիրության պայմանագիրը ---------- ԴՎ-034

(համարը. կնքման տարին. ամիսը.ամսաթիվը)

ՀՀ ԷՆԵՐԳԵՏԻԿԱՅԻ ԵՎ ԲՆԱԿԱՆ ՊԱՇԱՐՆԵՐԻ ՆԱԽԱՐԱՐ

ԱՐՄԵՆ ՄՈՎՍԻՍՅԱՆ

Կ.Տ.

Type N 1

Republic of Armenia

Ministry of Energy and Natural Resources

GEOLOGICAL EXPLORATION PERMIT
FOR MINERAL MINING
No. ԵՀԹվ-29/034 /former No. 85/

Date of issue:	May 22, 2012
Term:	From December 10, 2008 to December 10, 2013
Mining company nomination and location:	"GETIK MINING COMPANY" LLC Yerevan, Zarobyan str. 1/1
Mining company state registration number and date:	03Ա071601 05.05.2006
Mineral nomination:	noble metal

Allocated region border coordinates area:

1. X=4507000 Y=8517000, 2. X=4507000 Y=8525000, 3. X=4503000 Y=8525000, 4. X=4503000 Y=85522000, 5. X=4504350 Y=8521350, 6. X=4504450, Y=852085, 7. X=4504350 Y=8520350, 8. X=4504125 Y=8520250, 9. X=4504000 Y=8519650, 10. X= 4504350 Y=8519000, 11. X=4504750 Y=8517000
2. Region area is 2554 hectare /two thousand five hundred fifty-four hectare/

Geological exploration purpose ______________________________

Attached:

Geological exploration project:	Geological observation works to be implemented for 2008-2013 of "Amrots" gold and "Aygut" silver ore disclosures of Getik river middle stream reservoir of Gegharkunik region, RA
Geological exploration contract:	ՊՎ-034 (contract number, date signed)

RA MINISTRY OF ENERGY
AND NATURAL RESOURCES /signature/ ARMEN MOVSISYAN

/seal/

Ձև N 2

ՀԱՅԱՍՏԱՆԻ ՀԱՆՐԱՊԵՏՈՒԹՅՈՒՆ

ԷՆԵՐԳԵՏԻԿԱՅԻ ԵՎ ԲՆԱԿԱՆ ՊԱՇԱՐՆԵՐԻ ՆԱԽԱՐԱՐՈՒԹՅՈՒՆ

ՕԳՏԱԿԱՐ ՀԱՆԱԾՈՅԻ ԱՐԴՅՈՒՆԱՀԱՆՄԱՆ

ԹՈՒՅԼՏՎՈՒԹՅՈՒՆ ՇԱԹՎ-29/184 /Նախկին 14/356/

Տալու տարեթիվը, ամիսը, ամսաթիվը ________ 28 11 2012

Գործողության ժամկետը: 2005 թ. օգոստոսի 5-ից մինչև 2017 թ-ի օգոստոսի 5-ը

Ընդերքօգտագործողի անվանումը և գտնվելու վայրը: «ՄԵԳՈ ԳՈԼԴ» ՍՊԸ, Երևան Նորագավիթ 13 փողոց, տուն 5

Ընդերքօգտագործողի պետական գրանցման վկայականի համարը և ամսաթիվը: 0211 049152

Տրամադրված պաշարների քանակն ըստ կարգերի: 1259.4 հազ.տ, i ին հանքամարմին 499.8 հազ.տ, 15 րդ հանքամարմին-759.6 հազ.տ

Հանքի տարեկան արտադրողականությունը: առաջին 2 տարվա համար տարեկան՝ 76546.55տ բաց եղանակով, 6.5 տարվա համար տարեկան՝ 168 500տ. ստորգետնյա եղանակով

Օգտակար հանածոյի անվանումը: ոսկի արծաթ.

Ուղեկից բաղադրիչների անվանումները____

Տրամադրված տեղամասի ծայրակետերի կոորդինատները՝ Հանքամարմին N 1 1.X=200,65 Y=89125 H=2480 (20.0), 2.X=201,524 Y=89960 H=2345 (20.0); հանքամարմին N 15 3.X=200.77 Y=89196 H=2520 (-20.0), 4.X=201,46 Y=900.. H=2348 (20.0).

Կից ներկայացված են՝

Օգտակար հանածոյի: ՀՀ Արագածոտնի մարզի Թուխմանուկի ոսկու հանքավայր /Կենտրոնական տեղամաս/

Լեռնահատկացման նախագիծը ____

Ընդերքօգտագործման պայմանագիրը ՊԿ 084

Լեռնահատկացման ակտը ԼԱ 184

ՀՀ ԷՆԵՐԳԵՏԻԿԱՅԻ ԵՎ ԲՆԱԿԱՆ ՊԱՇԱՐՆԵՐԻ ՆԱԽԱՐԱՐ

ԱՐՄԵՆ ՄՈՎՍԻՍՅԱՆ

Կ.Տ.

Type N 2

Republic of Armenia

Ministry of Energy and Natural Resources

MINERAL MINING PERMIT

No. ՇԱԹԿ-29/184 /former No. 14/356/

Date of issue:	December 28, 2012
Term:	From August 5, 2005 to August 5, 2017
Mining company nomination and location:	"Mego Gold" LLC, Yerevan, Noragavit 13 str., house 5
Mining company state registration number and date:	02Ա049152
Amount of provided reserves by categories:	1259.4 thousand ton, 1st mineral body 499.8 thousand ton, 15th mineral body 759.6 thousand ton
Annual productivity of the mine:	76546.55 ton per year for the first 2 years with open pit mining 168.500 ton per year for 6.5 years with deluvial mining
Mineral nomination:	gold, silver
Side components nomination:	

Allocated region border coordinates:

mineral body No-1 X=200.85 Y=89125 H=2480 (-20,0); 2.X = 201,524 Y=89960 H=2345 (-20,0);

mineral body No-15 3.X=200.77 Y=89195 H=2520 (-20,0); 4.X=201,46 Y=900 H=2348 (-20,0)

Attached:

Mineral mining project:	Toukhmanouk gold mine, Aragatsotn region, RA /Central section/ (Project nomination)
Mining contract:	ՊԿ-084 (contract number, date signed)
Mining allocation act:	ԼԿ-184 (number, date)

RA MINISTER OF ENERGY
AND NATURAL RESOURCES /signature/ ARMEN MOVSISYAN

/seal/

EXHIBIT C: Debt

Note: The accounting for the merger is dependent upon certain review, audit, valuation, adjustment, and other studies that have not yet progressed to a stage where there is sufficient information for a definitive measurement. Due to the fact that the unaudited financial information of Debt and Liabilities has been prepared based upon preliminary estimates, the final amounts to be assumed including audited Debt and Liabilities of the GGCRL Group recorded in this merger agreement may differ materially from the information presented. These estimates of unaudited Debt and Liabilities are subject to change pending their further review, audit and acceptance by Signature Gold. This exhibit shall be completed upon finalization of the audit of GGCRL anticipated to be in early December 2013.

EXHIBIT D: Liabilities

Note: The accounting for the merger is dependent upon certain review, audit, valuation, adjustment, and other studies that have not yet progressed to a stage where there is sufficient information for a definitive measurement. Due to the fact that the unaudited financial information of Debt and Liabilities has been prepared based upon preliminary estimates, the final amounts to be assumed including audited Debt and Liabilities of the GGCRL Group recorded in this merger agreement may differ materially from the information presented. These estimates of unaudited Debt and Liabilities are subject to change pending their further review, audit and acceptance by Signature Gold. This exhibit shall be completed upon finalization of the audit of GGCRL anticipated to be in early December 2013.